Exhibit 99.1

Shumate Industries Announces Second Quarter 2007 Financial Results Tuesday August 14, 2:09 pm ET

Second Quarter 2007 Consolidated Revenues of approximately $2.3 million, up 25% from the comparable quarter in 2006 and up 39% for the six month period

CONROE, Texas--(BUSINESS WIRE)--Shumate Industries, Inc. (OTCBB:SHMT - News), a technology-oriented energy field services company, today announced its financial results for the second quarter ended June 30, 2007.

The Company announced that the Shumate Machine Works (SMW) division which is their energy-focused machining and manufacturing business made material progress during the quarter ended June 30, 2007 including increased revenues, added new customers expanding the manufacturing of long-tubular products and threading API rotary connections. The Company also announced that they benefited from new computer numeric-controlled machinery, which arrived late in the quarter, and the Company believes will also positively impact future operations.

The Company's Hemiwedge Valve Corporation (HVC) which is their relatively new valve division, also experienced material progress with its Hemiwedge® technology on all of the three current product applications. With regard to the Hemiwedge® Cartridge valves, the Company has initiated manufacturing of additional product sizes and pressure classes and developed additional engineering enhancements to the product line. The Company also noted that they have advanced the development of their Hemiwedge® Sub-Sea High Pressure product via the announced a letter of intent with Haskel International, a subsidiary of United Technologies, to license the Hemiwedge® technology for their firm to manufacture and market our technology in sub-sea high pressure applications. The Company also noted that the development stage of the Hemiwedge® Down-hole Isolation Valve (DIV) is now substantially completed. The Company's HVC division will now finish the manufacturing of a few additional prototypes and currently anticipates completing the entire development agreement for the seven inch DIV system by the end of the third quarter. The Company currently believes HVC will be manufacturing the Hemiwedge® DIV product by the end of the first quarter 2008.

Shumate Machine Works (SMW)

On a segmental or stand alone reporting basis, SMW revenues increased approximately 9%, to $1.99 million for the quarter and 11% to $3.78 million for the six months ended June 30, 2007, over the comparable periods in 2006. SMW recorded gross profits at SMW of over $350 thousand, and $773 thousand for the three and six month periods ending June 30, 2007.

Cost of revenues for SMW increased to approximately $1.64 million, or 82.4% as a percentage of SMW's sales, and about $3.01 million or 79.5% of SMW's sales for the three and six months period ended June 30, 2007. Cost of revenues includes various allocated overhead items such as facility lease, depreciation, utilities, and indirect labor costs as well as direct labor and its related payroll tax and benefits expenses. The increase as a percentage of sales was attributable to transition issues from new product mix and changing customers which delayed some anticipated revenues, higher direct labor wages from the competitive environment for machinists and increased medical insurance costs.

On a stand alone basis, SMW EBITDA(1) was approximately $242 thousand and $555 thousand for the three and six months ended June 30, 2007. SMW anticipates growth in its future EBITDA from additional revenues generated from new customers with higher margin products, the recent arrival of new machinery increasing capacity and higher volumes from demand for long tubular products manufactured by SMW.

Hemiwedge Valve Corporation (HVC)

On a stand alone basis, HVC revenues were approximately $304 thousand and $966 thousand for the three and six months ended June 30, 2007. These revenues reflect amounts earned for achieving certain milestones under the development agreement with At Balance Americas LLC as well as Hemiwedge® Cartridge Valve sales during the periods.

Cost of revenues for HVC totaled approximately $284 thousand, or 93.3% as a percentage of HVC sales, and $537 thousand, or 55.8% of sales for the three and six months ended June 30, 2007, respectively. HVC anticipates improved margins through additional cartridge valve sales covering more fixed costs and larger sizes coming online generating relatively higher margins for sales in Q3, 2007 and thereafter.

On a stand alone basis, HVC EBITDA(1) was a loss of approximately $809 thousand and $1.19 million for the three and six months ended June 30, 2007. The Company believes its EBITDA(1) loss at HVC will improve significantly as sales of its products, including larger sizes, continue to increase.

Consolidated basis

On a consolidated financial basis, revenues were $2.3 million up 25%, and $4.74 million up 39% for the three and six months ended, June 30, 2007, as compared to their prior periods.

Gross profits for the Company were $371 thousand and $1.2 million for the three and six months periods ending June 30, 2007. Sales, general and administrative expenses were $1.5 million and $2.7 million for the three and six months ended June 30, 2007. EBITDA(1) was a loss of $1.36 million and $1.97 million for the three and six months ended June 30, 2007 on a consolidated basis as revenue increases were offset by higher costs of revenues, transitional product issues at SMW during the quarter and some sizes of Hemiwedge®'s Cartridge valves coming online for sales after the second quarter.

The Company remains focused on improving our operating results by generating more sale higher revenue within the SMW division. These efforts should benefit from the recent product mix changes, additional machinery and thread products, as well as higher volumes of Hemiwedge® Cartridge valve products which carry higher margins for a greater operational profit contribution.

The general overhead expenses included an approximate $129 thousand and $296 thousand expense for the three and six months ended June 30, 2007, from non-cash stock and option awards associated with FASB 123R as well as increases in corporate legal, audit and accounting, and other professional fees including Sarbanes-Oxley 404 consulting costs. The Company believes approximately $95 thousand of these charges were non-recurring one-time items.

The Company's consolidated EBITDA(1) was a loss of only $720,000 thousand for the quarter ended June 30, 2007 when you exclude the non-cash stock/stock option charges and estimated one-time expenses.

Matthew Flemming, Shumate's CFO commented, "SMW had a solid quarter from a revenue perspective, but gross margins were impacted from some transitional expenses at SMW while changing product manufacturing mix. Additionally, HVC margins were impacted by more sales of the smallest size valves in the product line which carries lower relative margins than the average of the whole product line. The balance sheet also indicates a deferred revenue item from cash received from the Hemiwedge® DIV development agreement that will be recognized as revenues this next quarter. The Company also currently anticipates Hemiwedge® R&D expenses to taper off once the sub-sea and DIV projects are concluded later this year."

Larry Shumate, the Company's Chairman and CEO stated, "The Hemiwedge® DIV project is close to completion, and we believe we will create significant value for our shareholders once commercialized in 2008. The Hemiwedge® Cartridge valve has made great progress this year as well. The market has demonstrated to us that this valve is new technology - not a 'me-too' product. Therefore, we are seeing more installs on a test case scenario while customers "adopt" the product. As our user reference list grows, and strategic alliances kick off generating product technology credibility, we anticipate the rate of product adoption for the cartridge valve to accelerate in the market."

Earnings Conference Call Information

Shumate will host a conference call to discuss the Company's financial results for the second quarter ended June 30, 2007. The conference call will take place at 4:15 p.m. EDT on Thursday, August 16, 2007. Anyone interested in participating should call 1-800-936-9754 if calling within the United States or 1-973-935-2048 if calling internationally approximately 5 to 10 minutes prior to 4:15 p.m. EDT. Participants should ask for the "Shumate Industries 2007 Second Quarter Financial Results" conference call. The earnings conference call transcript will be available at Shumate Industries' website at www.shumateinc.com until August 30, 2007.

Tables Follow

SHUMATE INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$74,875	$1,547,326
Accounts receivable, net of allowance
for doubtful accounts of $52,000 and
$40,000	895,181	554,134
Inventory	1,095,215	893,650
Prepaid expense and other current assets	339,952	198,753

Total current assets	2,405,223	3,193,863

Fixed assets, net of accumulated
depreciation of $2,203,831 and $1,922,242	2,419,397	2,303,372
Patents, net of accumulated amortization
of $43,558 and $29,038	305,678	307,331
Deposits	92,240	104,140

Total assets	$5,222,538	$5,908,706

LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)
Current liabilities:
Accounts payable	$1,177,556	$652,980
Accounts payable - related party	100,000	-
Accrued expenses	699,704	435,234
Deferred revenue	128,187	400,000
Current portion of notes payable - other	30,413	75,370
Current portion of capital lease
obligation	38,475	31,924
Current portion of term note payable -
Stillwater National Bank	436,902	480,565
Line of credit - Stillwater National
Bank	800,282	778,916

Total current liabilities	3,411,519	2,854,989

Long term liabilities:
Long term portion of capital lease
obligation	30,801	51,838
Term note payable - Stillwater National
Bank	2,767,440	2,883,392

Total long term liabilities	2,798,241	2,935,230

Total liabilities	6,209,760	5,790,219

Commitments and contingencies - -

Stockholders' equity (deficit)
Preferred stock, $.001 par value,
10,000,000 shares authorized, no shares
issued or outstanding - -
Common stock, $.001 par value,
50,000,000 shares authorized,
20,289,745 and 19,322,277 shares issued
and outstanding	20,290	19,322
Additional paid-in-capital	21,490,986	20,015,762
Deferred compensation		(39,600)
Accumulated deficit	(22,498,498)	(19,876,997)

Total stockholders' equity (deficit)	(987,222)	118,487

Total liabilities and stockholders'
equity (deficit)	$5,222,538	$5,908,706

See accompanying notes to financial statements

SHUMATE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006

REVENUES	$2,299,584	$1,837,681	$4,748,072	$3,412,658
COST OF REVENUES
Cost of revenues	1,833,533	1,174,970	3,353,560	2,438,995
Depreciation expense	94,911	91,071	191,245	173,557

Total cost of revenues	1,928,444	1,266,041	3,544,805	2,612,552

GROSS PROFIT	371,140	571,640	1,203,267	800,106
OPERATING EXPENSES:
Selling, general and administrative	1,493,674	925,110	2,676,234	1,528,637
Depreciation expense	54,798	17,546	104,864	30,932
Bad debt expense (recovery)	5,600	(20,000)	12,000	(20,000)
Research and development	323,847	73,282	672,400	172,490

Total operating expenses	1,877,919	995,938	3,465,498	1,712,059

LOSS FROM OPERATIONS	(1,506,779)	(424,298)	(2,262,231)	(911,953)

OTHER INCOME (EXPENSE)

Debt forgiveness income	-	-	-	2,000,000
Interest expense	(205,547)	(182,112)	(359,270)	(418,265)

NET INCOME (LOSS)	$(1,712,326)	$(606,410)	$(2,621,501)	$669,782

Basic net income (loss) per share	$(0.09)	$(0.04)	$(0.13)	$0.05
Diluted net income (loss) per share	(0.09)	(0.04)	(0.13)	0.04

Weighted average shares outstanding-Basic	20,033,449	15,455,991	19,703,350	14,495,234
Weighted average shares outstanding-Diluted	20,033,449	15,455,991	19,703,350	15,163,643

See accompanying notes to financial statements

SHUMATE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,621,501)	$669,782
Adjustments to reconcile net income (loss)
to net cash used in operating activities:
Debt forgiveness income	-	(2,000,000)
Depreciation and amortization expense	296,109	204,489
Bad debt expense	12,000	(20,000)
Stock-based Compensation	844,242	198,340
Changes in:
Accounts receivable	(353,047)	146,559
Inventory	(201,566)	(657,447)
Other assets	(141,201)	38,551
Accounts payable	524,575	595,307
Accounts payable - related party	100,000	-
Accrued expenses	44,867	36,097
Deferred revenue	(271,813)	-

Net cash used in operating activities	(1,767,335)	(788,322)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(166,112)	(746,475)
Proceeds from sale of fixed assets	-	75,000
Purchase of patents	(12,866)	(30,561)

Net cash used in investing activities	(178,978)	(702,036)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in bank credit line	21,368	(48,137)
Payments on notes payable	(59,442)	(31,209)
Payments on notes payable - related party	(159,614)	-
Proceeds from sales of common stock, net of offering cost	671,550	1,742,570

Net cash provided by financing activities	473,862	1,663,224

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,472,451)	172,866

CASH AND CASH EQUIVALENTS, beginning of period	1,547,326	214,218

CASH AND CASH EQUIVALENTS, end of period	$74,875	$387,084

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	324,781	277,334

See accompanying notes to financial statements

Shumate Industries, Inc.
Supplemental Data - Schedule 1
UNAUDITED CALCULATION OF CONSOLIDATED
EBITDA

Three months ended
June 30, 2007

Income before income taxes	(1,712,325)
Plus interest expense	205,547
Plus depreciation and amortization	149,709
EBITDA	(1,357,069)

(1) Note: This press release contains information about the Company's EBITDA, a non-GAAP financial measure. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation, and amortization. The Company uses EBITDA as a supplemental financial measure to assess the:

financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of the Company's assets to generate cash sufficient for the Company to pay potential interest costs. The Company also understands that such data are used by investors to assess the Company's performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company's operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company's EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization.

About Shumate Industries, Inc.

Shumate Industries, Inc. is a Texas-based energy field services company that incorporates new technologies to bring products to market leveraging its existing infrastructure, expertise and customer channels. The Company operates through two wholly owned subsidiaries, 1.) Shumate Machine Works, a contract machining and manufacturing division, and 2.) Hemiwedge Valve Corporation, a proprietary new valve technology that targets mid-stream process and flow control markets with its Hemiwedge® Cartridge valve product line, sub-sea via a pending licensing deal for Hemiwedge® sub-sea high pressure valve product line, and Hemiwedge® down-hole isolation valves under development for managed pressure drilling applications. For additional information on the Company and its products please visit www.shumateinc.com

Forward-Looking Statements

This document contains discussion of items that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurances that its expectations will be achieved. Factors that could cause actual results to differ from expectations include, but are not limited to, customer concentration risk, difficulties in refinancing its debt, difficulties in consolidating the operations of the Company's operating subsidiaries, difficulties in accelerating internal sales growth, volatility of the energy business and its effects on the Company's business, difficulties in new technology acceptance within the energy industry, restrictive covenants in our existing credit facilities, fluctuations in metals prices, general economic conditions in markets in which we do business, extensive environmental and workplace regulation by federal and state agencies and other general risks related to its common stock, and other uncertainties and business issues that are detailed in its filings with the Securities and Exchange Commission. All information provided in this release and in the attachments is as of August 14, 2007 and the Company undertakes no duty to update this information.

Contact:
Shumate Industries, Inc., Conroe
Matthew Flemming, 936-539-9533
or
Investor Relations
North Coast Advisors, Inc.:
Craig T. Stewart, 585-218-7371
cstewart@ncainc.com
or
Don Michlin, 936-271-2423
dmichlin@ncainc.com

Source: Shumate Industries, Inc.